                                                                   Exhibit 23-D


                           INDEPENDENT ACCOUNTANTS' CONSENT



We consent to the use of our report dated February 25, 1994, on the combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3 and related prospectus of US West, Inc.

                                /s/ KPMG PEAT MARWICK LLP


Miami, Florida
September 8, 1995

                           INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use of our report dated March 25, 1994, on the consolidated financial statements of Wometco Cable Corp. and subisdiaries, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3 and related prospectus of US West, Inc.

Our report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, ACCOUNTING FOR INCOME TAXES.



                                /s/ KPMG PEAT MARWICK LLP


Miami, Florida
September 8, 1995